Exhibit 10.1C
COMERICA INCORPORATED
NON-QUALIFIED STOCK OPTION AGREEMENT
THIS AGREEMENT, dated as of GRANT DATE (the “Grant Date”) is between Comerica Incorporated (the “Company”) and NAME (the “Optionee”). Unless otherwise defined herein, capitalized terms used herein are defined in the Comerica Incorporated 2006 Long-Term Incentive Plan, as amended and/or restated from time to time (the “Plan”). A copy of the Plan will be provided to the Optionee upon request.
WITNESSETH:
1. Grant of Option. Pursuant to the provisions of the Plan, the Company hereby awards the Optionee, subject to the terms and conditions of the Plan (incorporated herein by reference), and subject further to the terms and conditions in this Agreement, the right and option to purchase from the Company, all or any part of an aggregate of XXX shares (the “Shares”) of common stock ($5.00 par value per Share) of the Company at the purchase price of $XX.XX per Share (the “Option”).
2. Expiration Date. The Option shall expire on EXPIRATION DATE (the “Expiration Date”), unless it is cancelled and/or forfeited earlier in accordance with the provisions of the Plan or this Agreement.
3. Vesting of the Option. Except as otherwise provided in the Plan or this Agreement, 25% of the Shares covered by this Option shall become vested and exercisable on the first anniversary of the Grant Date, and 25% shall become vested and exercisable on each of the subsequent three anniversaries of the first vesting date, provided that the Optionee is employed by the Company on each such applicable vesting date. Any fraction of a Share that becomes vested and exercisable on any date will be rounded down to the next lowest whole number, with any such fraction added to the portion of the Option (if any) becoming vested and exercisable on the following vesting date.
4. Exercise of the Option. To the extent vested, this Option may be exercised at any time prior to its Expiration Date, cancellation or forfeiture, as follows:

a)
Upon the Optionee’s Termination of Employment for any reason other than Retirement, Disability or death, the then vested portion of this Option shall be exercisable until the earlier of (i) the 90th day after the Optionee’s Termination of Employment and (ii) the Option Expiration Date, and to the extent not exercised prior to such date, this Option will be cancelled. Any portion of this Option that is not vested on the date of Termination of Employment for any reason other than Retirement, Disability or death will be cancelled effective as of the date of Termination of Employment.

b)
Upon the Optionee’s Termination of Employment due to Retirement, this Option will be cancelled in full if it was granted during the calendar year in which the Optionee’s Retirement occurs; if the Optionee’s Termination of Employment due to Retirement occurs on a date that is after the calendar year of the year in which the Grant Date occurs, except as otherwise provided in paragraph 4(d) below, this Option will continue to vest and become exercisable in accordance with paragraph 3 above, and any vested portion of this Option as of the date of Termination (or that vests thereafter in accordance with the foregoing) shall remain exercisable until the Expiration Date.

c)
Upon the Optionee’s Termination of Employment due to Disability, this Option, to the extent vested at the date of the Optionee’s Termination of Employment, will continue to be exercisable until the earlier of (i) the third anniversary of the Optionee’s Termination of Employment and (ii) the Option Expiration Date, and to the extent not exercised prior to such date, this Option will be cancelled. Any portion of this Option that is not vested on the date of Termination of Employment due to Disability will be cancelled effective as of the date of Termination of Employment.

d)
Upon the Optionee’s death (whether during employment with the Company or during any applicable post-termination exercise period), this Option, to the extent vested at the date of the Optionee’s death, will continue to be exercisable by the Beneficiary(ies) of the Optionee until the earlier of (i) the first anniversary of the Optionee’s death and (ii) the Option Expiration Date (subject to any shortening of the Expiration Date due to the Optionee’s Disability or Termination of Employment for any other reason, in each case, prior to the Optionee’s death). Any portion of this Option that is not vested on the date of the Optionee’s death (whether during employment with the Company or during any applicable post-termination exercise period) will be cancelled effective as of the date of death.

Notwithstanding the foregoing or anything in this Agreement to the contrary, this Option shall be 100% fully vested and immediately exercisable upon the occurrence of a Change of Control of the Company (unless the Option was cancelled, forfeited or expired prior to the Change of Control).

The Optionee shall initiate the exercise of the vested portion of this Option by following the notice process established by the Company for such purpose, and shall therein specify the number of Shares being exercised, the purchase price per share and the Grant Date. Any such notice of exercise shall be accompanied by payment of the aggregate purchase price for such Shares. The Optionee shall, to the extent permitted by law, have the right to pay the exercise price by authorizing the Company to withhold from the Shares otherwise issuable to the Optionee upon exercise of the Option, a number of Shares having a Fair Market Value, as of the date of exercise, which will satisfy the full exercise price.
As a condition to exercising this Option in whole or in part, the Optionee will pay, or make provisions satisfactory to the Company for payment of, any Federal, state and local taxes required to be withheld in connection with such exercise. The Optionee shall, to the extent permitted by law, have the right to satisfy the statutory minimum tax withholding obligations in connection with such exercise by authorizing the Company to withhold from the Shares otherwise issuable to the Optionee upon exercise of the Option, a number of Shares having a Fair Market Value, as of the Tax Withholding Date, which will satisfy the statutory minimum amount of the withholding tax obligation.

5. Cancellation of Option. The Committee has the right to cancel all or any portion of the Option granted herein in accordance with Section 4 of the Plan if the Committee determines in good faith that the Optionee has done any of the following: (i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) was terminated for Cause; (vi) engaged in any activity in competition with the business of the Company or any Subsidiary or Affiliate of the Company; or (vii) engaged in conduct that adversely affected the Company. The Delegate shall have the power and authority to suspend the vesting of and the right to exercise all or any portion of the Option, whether vested or not vested, granted under this Agreement if the Delegate makes in good faith the determination described in the preceding sentence. Any such suspension of an Option shall remain in effect until the suspension shall be presented to and acted on by the Committee at its next meeting. This paragraph 5 shall have no application for the two-year period following a Change of Control of the Company.
6. Compliance With Laws and Regulations. This Option and the obligation of the Company to sell and deliver the Shares hereunder shall be subject to all applicable laws, rules and regulations, and to such approvals by any government or regulatory agency as may be required.
7. Optionee Bound By Plan. The Optionee agrees to be bound by all terms and provisions of this Agreement and of the Plan, including terms and provisions adopted after the granting of this Option but prior to the complete exercise of the Option. In the event any provisions hereof are inconsistent with those of the Plan, the provisions of the Plan shall control. By accepting the Option or exercising any portion of it, the Optionee signifies his or her understanding of the terms and conditions of this Agreement and the Plan.
8. Notices. Any notice to the Company under this Agreement shall be in writing to the following address or facsimile number: Human Resources - Executive Compensation, Comerica Incorporated, 1717 Main Street, MC 6515, Dallas, TX 75201; Facsimile Number: 214-462-4430. The Company will address any notice to the Optionee to the Optionee’s current address according to the Company’s personnel files. All written notices provided in accordance with this paragraph shall be deemed to be given when (a) delivered to the appropriate address(es) by hand or by a nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile to the appropriate facsimile number(s), with confirmation by telephone of transmission receipt; or (c) received by the addressee(s), if sent by U.S. mail to the appropriate address or by Company inter-office mail to the appropriate mail code. Either party may designate in writing some other address or facsimile number for notice under this Agreement.
9. Nontransferability. This Option shall not be transferable other than by will or by the laws of intestacy; provided, however, that the Optionee may, in the manner established by the Committee, designate a Beneficiary to exercise the rights of the Optionee and to receive any property distributable with respect to the Option upon the death of the Optionee. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee, or, if permissible under applicable law, by the Optionee’s guardian or legal representative. The Option and any rights under it may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof contrary to the Plan or this Agreement shall be void and unenforceable against the Company or any Affiliate.
10. Force and Effect. The various provisions of this Agreement are severable in their entirety. Any judicial or legal determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.
11. Successors. This Agreement shall be binding upon and inure to the benefit of the successors of the respective parties.
12. No Right to Continued Employment. Nothing in the Plan or this Agreement shall confer on the Optionee any right to continue in the employment of the Company or its Affiliates or in any way affect the Company’s or its Affiliates’ right to terminate the Optionee’s employment without prior notice at any time for any reason or for no reason.
13. Voluntary Participation. Participation in the Plan is voluntary. The value of the Option is an extraordinary item of compensation outside the scope of the Optionee’s employment contract, if any. As such, the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
IN WITNESS WHEREOF, Comerica Incorporated has caused this Agreement to be executed by an appropriate officer and the Optionee has executed this Agreement, both as of the day and year first above written.
COMERICA INCORPORATED

By:
Name:
Title:

AWARD RECIPIENT

Name: